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                                                                    EXHIBIT 99.1

                              [VERTICALNET LOGO]

                                                           For Immediate Release
                                                                  April 10, 2000

                   VERTICALNET AND MICROSOFT SIGN DEFINITIVE
                  AGREEMENT FOR THREE-YEAR STRATEGIC ALLIANCE

               Microsoft Makes Equity Investment of $100 Million

     REDMOND, Wash. and HORSHAM, Pa. -- April 10, 2000 -- On March 29, 2000, VerticalNet, Inc. (Nasdaq: "VERT") and Microsoft Corp. (Nasdaq: "MSFT") signed their definitive agreement announced earlier this year for a three-year strategic alliance to deliver business-to-business e-commerce services and content to small- and medium-sized businesses. As part of their strategic alliance, Microsoft will purchase at least 80,000 VerticalNet(R) Storefronts and E-Commerce Centers from VerticalNet and distribute them to third party businesses. VerticalNet will assist Microsoft in distributing 30,000 of these Storefronts and E-Commerce Centers. Additionally, VerticalNet will build the Storefronts and E-Commerce Centers, incorporating Microsoft megaservices like Microsoft(R) ClearLead(R), and place them within its 55 communities of commerce. On April 7, 2000, VerticalNet and Microsoft completed Microsoft's equity investment in VerticalNet, in which Microsoft purchased 100,000 shares of VerticalNet's Series A 6.00% Convertible Redeemable Preferred Stock in exchange for $100 million in cash.

     "We believe that this strategic alliance represents a tremendous competitive advantage for VerticalNet by extending our reach to thousands of small- and medium-sized businesses who are eager to participate in the power of e-commerce," said Mark Walsh, President and CEO of VerticalNet. "The strategic alliance between our companies should further validate VerticalNet's portfolio model of communities of commerce."

     A Microsoft representative is expected to join the VerticalNet board of directors.

About VerticalNet, Inc.

VerticalNet, Inc. (www.verticalnet.com), owns and operates 55 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce. They are grouped into the following industry sectors: ADVANCED TECHNOLOGIES, COMMUNICATIONS, ENVIRONMENTAL, FOOD AND PACKAGING, FOODSERVICE AND HOSPITALITY, HEALTHCARE/SCIENCE, MANUFACTURING AND METALS, PROCESS, PUBLIC SECTOR, SERVICE, TEXTILES AND APPAREL.

                                    -more-
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Additionally, VerticalNet provides auctions, catalogs, bookstores, career services and other e-commerce capabilities horizontally across its communities with sites like Industry Deals.com, IT CareerHub.com, LabX.com and Professional Store.com. VerticalNet's NECX Exchange provides an exchange for the electronic components industry.

About Microsoft

     Founded in 1975, Microsoft is the worldwide leader in software for personal and business computing. The company offers a wide range of products and services designed to empower people through great software -- any time, any place and on any device.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements relating to (i) the implementation of the strategic alliance, and the benefits and results expected from such alliance, including the extension of VerticalNet's reach to small- and medium-sized businesses and the validation of VerticalNet's portfolio model; (ii) the services and products that the parties plan to provide and purchase as a result of the relationship, (iii) small- and medium-sized businesses' eagerness to participate in e-commerce, as well as (iv) statements preceded by, followed by or including the words "believe," "plan," "intend," "expect," "anticipate," "will," "should" or words of other similar expression. For such statements, VerticalNet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those included in the forward-looking statements include, among others, the parties' ability to fulfill their respective obligations under the definitive agreement, including the construction, distribution and placement of storefronts and e-commerce centers in a timely fashion. Additional factors that could cause actual results to differ from those contained in the forward-looking statements include those set forth in VerticalNet's Annual Report on Form 10-K for the period ending December 31, 1999, which has been filed with the SEC.

VerticalNet is the registered trademark of VerticalNet, Inc. Microsoft is either a registered trademark or trademark of Microsoft Corporation in the United States and/or other countries. All other names are trademarks and/or registered trademarks of their respective owners.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

For more information, press only:
 Peter Harris, VerticalNet Inc., (212) 931-6112, pharris@peppercom.com Rachel Weikum, Waggener Edstrom for Microsoft, (503) 412-3661,
   rachelw@wagged.com
 Rapid Response Team, Waggener Edstrom for Microsoft, (503) 443-7000, rrt@wagged.com

For investor information:
 Muriel Lange, VerticalNet Inc., (215) 315-3367, mlange@verticalnet.com Carla Lewis, Microsoft, (425) 936-3702, carlalew@microsoft.com

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass/ on Microsoft's corporate information pages.

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass/ on Microsoft's corporate information pages.